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                                                                     EXHIBIT 10b


                            STOCKHOLDERS' AGREEMENT


                 STOCKHOLDERS' AGREEMENT, dated as of March 31, 1996, among Steve Smith ("Smith") and Steven M. Bogen ("Bogen") (each a
"Stockholder", and collectively, the "Stockholders").

                             W I T N E S S E T H :

                 WHEREAS, the Stockholders collectively hold a significant number of shares of The Fresh Juice Company, Inc.'s, a Delaware corporation (the "Company"), common stock, par value $.01 per share (the "Common Stock"); and

                 WHEREAS, the parties hereto desire to enter into certain arrangements with respect to the governance of the Company, including, among other things, the nomination and election of individuals to the Company's Board of Directors.

                 NOW, THEREFORE, the parties hereto agree as follows:

                 1. Board of Directors; Election of Directors. (a) Each Stockholder agrees that Smith and Bogen shall each have the right to designate one-half of the nominees (the "Management Nominees") to the Board of Directors of the Company. As of the date hereof, the Board of Directors of the Company consists of four members and each Stockholder agrees, in the event the number of members to the Company's Board of Directors is increased or decreased, that such increase or decrease shall result in an even number of members to the Company's Board of Directors in order to assure that each of Smith and Bogen shall be able to nominate an equal number of members to the Company's Board of Directors.

                 (b) Each Stockholder agrees to neither nominate, vote in favor of, or assist in any manner any individual in opposition of any of the Management Nominees, nor take any action, directly or indirectly, intended to remove or cause the removal of any of the Management Nominees from the Board of Directors of the Company.

                 (c) Each Stockholder agrees, and covenants to, vote each share of the Company's capital stock held by such Stockholder to elect each of the Management Nominees to the Company's Board of Directors at each annual and special meeting of the holders of the Company's capital stock or in any written consent in lieu of such meeting.

                 (d) In the event of the death, removal or resignation of any of the Management Nominees from the Board of Directors of the Company, each Stockholder agrees, and covenants to, vote each share of the Company's capital stock held by such Stockholder to elect in replacement thereof an individual designated by the party who had designated the director whose death, removal or resignation is the cause of such vacancy.
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                 2.      Modification of Certificate of Incorporation and
By-Laws. Each Stockholder covenants that he shall act in accordance with the Company's Certificate of Incorporation and By-laws as in effect as of the date hereof (the "Charter Documents"). Each Stockholder covenants to vote each share of the Company's capital stock held by such Stockholder at any regular or special meeting of holders of the Company's capital stock or in any written consent executed in lieu of such meeting, and shall take all action necessary to ensure (i) that the Charter Documents do not, at any time, conflict with the provisions of this Agreement and (ii) that, unless an amendment is approved by an unanimous vote of the Company's Board of Directors, the Charter Documents continue to be in effect.

                 3.      Restriction on Sale of Common Stock.       Each of
Smith and Bogen agree that, until the second anniversary of the date hereof or until they shall hereafter otherwise agree, neither party shall effectuate a sale of the Company's Common Stock held by such Stockholder other than pursuant to (i) a sale effectuated through a broker on the NASDAQ-Small Cap System, NASDAQ National Market System or any national or regional securities exchange or (ii) an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 4.      Term.  This Agreement shall terminate as follows:

                 (a) Upon the unanimous agreement of all parties hereto who then hold capital stock of the Company.

                 (b)     Upon the happening of any of the following events:

                         (i) At such time as the total number of shares of the Company's Common Stock owned by the Stockholders constitute less than 15% (on a fully diluted basis) of the total number of shares of outstanding Common Stock;

                         (ii) With respect to any individual Stockholder, at such time as the total number of shares of the Company's Common Stock owned by such Stockholder, members of his immediate family, and trusts or similar vehicles whose beneficiaries are such Stockholder and/or members of his immediate family and which vehicle is under the control of such Stockholder, constitutes less than 7% (on a fully diluted basis) of the total number of shares of outstanding Common Stock;

                         (iii) A trustee or receiver is appointed for the Company or for the major part of its property and is not discharged within thirty (30) days after such appointment; or





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                         (iv)     Bankruptcy, reorganization, arrangement or
                 insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted against the Company, are consented to or are not dismissed within sixty (60) days after such institution; or

                 (c) In any event, not later than ten (10) years from the date of the execution and delivery hereof.

                 5. Representations and Warranties. Each of the Stockholders represents and warrants to the other Stockholders, individually and collectively, as follows:

                 (a) its execution, delivery and performance of this Agreement will not result in any breach of any instrument, agreement, obligation or document or any violation of any law, regulation order or decree to which it is a party; and

                 (b) as of the date hereof, it owns such number of shares of Common Stock as set forth on Schedule A hereto free and clear of any lien or encumbrance whatsoever.

                 6. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that any Stockholder shall be entitled, in its sole discretion, to apply to any court of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement, in addition to its remedies at law.

                 7. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by telex or mailed by certified mail, return receipt requested to the Stockholders at the address for each set forth on the signature page of this Agreement or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telex or five days after being mailed.

                 8. Modification, Amendment, Waiver. No modification amendment or waiver of any provision of this Agreement shall be effective unless approved in writing by each of the parties hereto. The failure of any party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the rights of the party thereafter to enforce the provisions of this Agreement in accordance with its terms.

                 9. Arbitration. Any and all disputes arising out of, under, in connection with, or relating to this Agreement (including, without limitation, valuation disputes) shall be





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finally settled by arbitration in the City of New York, or in such other place as the parties hereto agree, in accordance with the rules then in effect of the American Arbitration Association. The board of arbitrators shall be composed of three arbitrators, each being qualified to make evaluations of the kind under dispute. Each of the parties to such arbitration shall appoint one arbitrator and the two arbitrators so appointed shall appoint the third
arbitrator within thirty days after their appointment.   If either party fails
to appoint its arbitrator within fifteen days after written request by the other party, either party may request the President of the American Arbitration Association to make such appointment within fifteen days after such request to the President. The arbitration award shall be final and binding on the parties and may include costs, including attorneys' fees. Any arbitration award may be enforced in any court having jurisdiction over the party against which enforcement is sought.

                 10. Entire Agreement. This document embodies the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof, and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof.

                 11. Transferees, Heirs, etc. This Agreement will bind and inure to the benefit of and be enforceable by the parties hereto and their respective legal heirs, executors or administrators and transferees (i) who are immediate family members of the Stockholder or (ii) which are trusts or similar vehicles whose beneficiaries are such Stockholder and/or members of his immediate family and which vehicle is under the control of such Stockholder.

                 12. Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same Agreement.

                 13. APPLICABLE LAW. ALL QUESTIONS CONCERNING THIS AGREEMENT WILL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARDS TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                        /s/ Steve Smith
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                                        Steve Smith

                                        5 Lawson Lane
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                                        Address





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                                        Great Neck, N.Y.
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                                        City, State & Zip Code

                                        /s/ Steven M. Bogen
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                                        Steven M. Bogen

                                        81 Dahlia  Street
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                                        Address

                                        Staten Island, N.Y.
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                                        City, State & Zip Code





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